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[Front]                                                    EXHIBIT 4.3

             Incorporated under the laws of the State of Delaware

                                   NETSCOUT

NUMBER                                                     SHARES
NET
                                                           Common Stock
                                                           See Reverse for
                                                           Certain Restrictions


                            NetScout Systems, Inc.





                  FULLY PAID AND NONASSESSABLE SHARES OF THE
                 PAR VALUE OF $.001 EACH OF THE COMMON STOCK OF

NetScout Systems, Inc. transferable upon the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and By-Laws of the Corporation, as from time to time amended.

     This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, NetScout Systems, Inc. has caused the facsimile corporate seal and the facsimile signature of its duly authorized officers to be hereunto affixed.

Dated:




          Anil Singhal                        Narendra Popat
          Treasurer                           President


Countersigned and Registered:
         Chasemellon Shareholder Services, LLC
                         Transfer Agent and Registrar


                         By Authorized Signatory


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[Reverse Side]

NETSCOUT SYSTEMS, INC.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS AND SERIES OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES WILL BE FURNISHED BY THE CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT-____Custodian_____
TEN ENT - as tenants by the entireties                   (Cust)       (Minor)
JT TEN - as joint tenants with right         under Uniform Gift to Minors
          of survivorship and not as         Act__________
          tenants in common                      (State)

    Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sell, assign, and transfer unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASIGNEE][]------
------------------------------------------------------------------------------
------------------------[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE] -------------------------------------------------
--------------------------------Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint-------- --------------- Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated,_______________

          ____________________________________________________________________
          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any changes whatever.

SIGNATURE(S) GUARANTEED:

_____________________________________________________
The signatures) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.